UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 7, 2018

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 9, 2018, Enstar Group Limited (the “Company”) entered into a Master Agreement (the “Master Agreement”) with Maiden Holdings, Ltd. (“Maiden”) and Maiden Reinsurance Ltd. (“Maiden Insurance”). Under the Master Agreement, an Enstar subsidiary (the “Retrocessionaire”) and Maiden Insurance will enter into a Retrocession Agreement (the “Retrocession Agreement”) pursuant to which Maiden Insurance will cede and the Retrocessionaire will reinsure 100% of the liability of Maiden Insurance, as reinsurer, under Maiden Insurance’s two existing quota share agreements with certain insurance companies owned directly or indirectly by AmTrust Financial Services, Inc. for losses incurred on or prior to June 30, 2018. Maiden Insurance will pay the Retrocessionaire a premium of $2.675 billion, which will be adjusted for paid claims and recoveries from July 1, 2018 until closing.
Under the Master Agreement, the Retrocessionaire, Maiden Insurance, and a trustee will enter into a trust agreement pursuant to which the trustee will hold certain assets as security for the satisfaction of the obligations of the Retrocessionaire to Maiden Insurance under the Retrocession Agreement. Maiden and the Retrocessionaire will also seek to amend the terms of the existing trust agreements related to the underlying reinsurance agreements, to create sub-accounts with respect to the losses to be reinsured pursuant to the Retrocession Agreement and to grant the Company and its affiliates investment control over such sub-accounts, which will be managed pursuant to agreed investment guidelines.
The transaction is subject to the receipt of regulatory approvals, including the formation of the Retrocessionaire as a Cayman Islands-licensed insurance company and transaction approval at agreed capitalization levels for the Retrocessionaire and the Company. The Master Agreement contains customary representations, warranties, covenants and other closing conditions.
The transaction is expected to close in the first quarter of 2019.
The foregoing description of the transaction and the Master Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 7, 2018, upon recommendation from its Compensation Committee, the Board of Directors of the Company approved the Enstar Group Limited 2019-2021 Annual Incentive Compensation Program (the “Annual Incentive Program”), which provides for the annual grant of bonus compensation in cash to the Company’s officers and employees, including its senior executive officers. This plan replaces the 2016-2018 Annual Incentive Compensation Program that will expire at the end of this year.
The Compensation Committee will administer the Annual Incentive Program. Funds available for bonus awards for eligible staff each calendar year will be determined based on a percentage of the Company’s consolidated net after-tax profits. The percentage will be 15% unless the Compensation Committee exercises its discretion to change the percentage or funding mechanism no later than 60 days after the Company’s year-end. Pursuant to the Annual Incentive Program, the Compensation Committee retains discretion to establish quantitative or qualitative performance objectives and corresponding target bonus amounts.
Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

10.1	Master Agreement, by and among Maiden Holdings, Ltd., Maiden Reinsurance Ltd. and Enstar Group Limited, dated as of November 9, 2018.

10.2	Enstar Group Limited 2019-2021 Annual Incentive Compensation Program.
Forward Looking Statements
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of the Company and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. In particular, the Company may not be able to complete the proposed transaction with Maiden and Maiden Insurance on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to the failure to obtain governmental and regulatory approvals or to satisfy other closing conditions.
Other important risk factors regarding the Company may be found under the heading “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2017 and are incorporated herein by reference. Furthermore, the Company undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: November 13, 2018	By:	/s/ Paul J. O'Shea
Paul J. O'Shea
President